As filed with the Securities and Exchange          Registration No. 333-_____
Commission on April 25, 2003

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________

                         INTEGRA BANK CORPORATION
          (Exact name of registrant as specified in its charter)

            INDIANA                                     35-1632155
 (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification No.)

        227 MAIN STREET
         P.O. BOX 868
      EVANSVILLE, INDIANA                               47705-0868
(Address of Principal Executive Offices)                (Zip Code)

                         INTEGRA BANK CORPORATION
                   2003 STOCK OPTION AND INCENTIVE PLAN
                         (Full title of the plan)

                              MICHAEL T. VEA
                         INTEGRA BANK CORPORATION
                              227 MAIN STREET
                               P.O. BOX 868
                      EVANSVILLE, INDIANA  47705-0868
                  (Name and address of agent for service)

                              (812) 464-9677
       (Telephone number, including area code, of agent for service)

                                 COPY TO:
                             David C. Worrell
                              Baker & Daniels
                   300 North Meridian Street, Suite 2700
                        Indianapolis, Indiana 46204
                              (317) 237-0300

                      CALCULATION OF REGISTRATION FEE

                                Proposed       Proposed
Title of        Amount          maximum        maximum
Securities      to be           offering       aggregate      Amount of
to be           registered      price per      offering       registration
registered      (1)             share (2)      price (2)      fee

Common
Stock,
$1.00
stated          1,000,000       $17.76         $17,760,000    $1,438.56
value           shares

Preferred
Stock
Purchase
Rights          (3)             (3)            (3)            (3)


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Integra Bank Corporation 2003 Stock Option and Incentive Plan (the "Plan") as to the result of stock splits, stock dividends or similar adjustments of the outstanding Common Stock pursuant to Rule 416(a).

(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the Nasdaq Stock Market on April 23, 2003, which was $17.76 per share.

(3) This Registration Statement also covers rights to purchase shares of Series A Junior Participating Preferred Stock, no par value, which are attached to and trade with the Common Stock. No additional consideration will be received by Integra Bank Corporation (the "Registrant") for the rights registered hereby.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

   Information  required  by  Part  I  of  Form  S-8 to be contained in the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

   (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

   (2) The Registrant's Current Report on Form 8-K dated April 16, 2003; and

   (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A filed with the Commission on June 12, 1998, and the description of the preferred stock purchase rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 31, 2001, and all amendments or reports filed for the purpose of updating such descriptions.

   In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 227 Main Street, P.O. Box 868, Evansville, Indiana 47705-0868, telephone (812) 464-9677.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

   The Registrant may also voluntarily undertake to provide for indemnification of directors, officers and employees of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Registrant (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).

   In addition, the Registrant has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not Applicable.

ITEM 8.  EXHIBITS.

   The list of exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h)  Insofar  as  indemnification  for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        [Signature Page to Follow]

                                SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on April 16, 2003.

                                      INTEGRA BANK CORPORATION


                                      By: /s/ Michael T. Vea
                                          ____________________________
                                          Michael T. Vea
                                          Chairman of the Board, President
                                          and Chief Executive Officer


                             POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Michael T. Vea and Charles A. Caswell, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Michael T. Vea and Charles A. Caswell, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

     SIGNATURE       TITLE                                     TITLE DATE

/s/ Michael T. Vea
______________________
Michael T. Vea          Chairman of the Board, President        April 16, 2003
                        Chief  Executive Officer and Director
                        (Principal Executive Officer)

/s/ Charles A. Caswell
______________________
Charles A. Caswell      Executive Vice President and            April 16, 2003
                        Chief Financial Officer
                        (Principal Financial Officer and
                        Principal Accounting Officer)
                        Director

/s/ Sandra Clark Berry
______________________
Sandra Clark Berry      Director                                April 16, 2003

/s/ Dr. H. Ray Hoops
______________________
Dr. H. Ray Hoops        Director                                April 16, 2003

/s/ Thomas W. Miller
______________________
Thomas W. Miller        Director                                April 16, 2003

/s/ George D. Martin
______________________
George D. Martin        Director                                April 16, 2003

/s/ Ronald G. Reherman
______________________
Ronald G. Reherman      Director                                April 16, 2003

/s/ Richard M. Stivers
______________________
Richard M. Stivers      Director                                April 16, 2003

/s/ Robert W. Swan
______________________
Robert W. Swan          Director                                April 16, 2003

/s/ Robert D. Vance
______________________
Robert D. Vance         Director                                April 16, 2003

/s/ William E. Vieth
______________________
William E. Vieth        Director                                April 16, 2003

Daniel T. Wolfe         Director

                             INDEX TO EXHIBITS

 EXHIBIT                       DESCRIPTION OF EXHIBIT
   NO.

  4.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A/A dated June 12, 1998).
  4.2 Articles of Amendment dated May 17, 2000 (incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the period ending September 30, 2000).
  4.3 Articles of Amendment dated July 18, 2001 (included and incorporated by reference in Exhibit 4.5 below).
  4.4 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002).
  4.5 Rights Agreement, dated July 18, 2001, between Integra Bank Corporation and Integra Bank N.A., as Rights Agent. The Rights Agreement includes the form of Articles of Amendment setting forth terms of Series A Junior Participating Preferred Stock as
          Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated July 18, 2001).
  4.6 Integra Bank Corporation 2003 Stock Option and Incentive Plan (incorporated by reference to Exhibit B to the Registrant's Proxy Statement filed with the Commission on March 20, 2003).
   5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
 23.1     Consent of PricewaterhouseCoopers LLP.
 23.2     Consent of Baker & Daniels (included in Exhibit 5).
  24 Powers of Attorney (included on the Signature Page of the Registration Statement).